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                                                                   EXHIBIT 10.05


                              CONSULTING AGREEMENT


         THIS AGREEMENT is made as of November 1st, 1995, by and between EVRO CORPORATION, a Florida corporation (the "Company" or "EVRO"), and SOUTHERN RESOURCE MANAGEMENT, INC., a Florida corporation (the "Consultant").

                                R E C I T A L S:

         A. The Company is a public company, and desires to promote its business plan to the investment community and to build the value of EVRO for the benefit of its shareholders; and

         B. The Consultant and its employees and independent contractors are involved in a variety of businesses, with particular emphasis in stock market related activities, health products, advertising and other matters; and

         C. The Company recognizes the substantial experience and knowledge of the Consultant in matters relating to stock market related activities, health products and advertising; and

         D. The Company further recognizes that it is in the best interests of the Company to engage the consulting services of the Consultant and to enter into an agreement to prevent Consultant from providing its consulting services to any business which competes with the Company by owning or operating a television broadcasting network; and

         E. The Company desires to retain the valuable services and counsel of the Consultant, and the Consultant desires to render
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such services to the Company upon the terms set forth in this Agreement.

         NOW THEREFORE, in consideration of the mutual promises and covenants set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby agree as follows:

         1. Recitals. The Recitals to this Agreement are hereby incorporated into this Agreement as though fully restated herein.

         2. Engagement. The Company hereby engages the Consultant, and the Consultant accepts engagement by the Company, upon the terms and conditions set forth in this Agreement.

         3. Term. The term of this Agreement shall begin on the date here of and shall continue until October 31, 2000, unless terminated prior thereto upon the death or disability of the Consultant or extended by the parties hereto pursuant to paragraph 4(B) hereof.

         4.      Consulting Services Compensation.

                 (A) The Company shall pay to Consultant or its designees, as compensation for its services under this Agreement, and as compensation for Consultant's agreement not to compete with Company, as described in paragraph 7 hereof, the sum of Six Hundred Twenty-five Thousand and No/100 Dollars ($625,000.00) in cash, payable as follows:

                 (i) One Hundred Twenty-five Thousand and No/100 Dollars ($125,000.00) on or before thirty days from the date hereof;
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                  (ii) One Hundred Twenty-five Thousand and No/100 Dollars
         ($125,000.00) on or before November 1, 1996;

                 (iii) One Hundred Twenty-five Thousand and No/100 Dollars ($125,000.00) on or before November 1, 1997;

                  (iv) One Hundred Twenty-five Thousand and No/100 Dollars (125,000.00) on or before November 1, 1998; and

                   (v) One Hundred Twenty-five Thousand and No/100 Dollars ($125,000.00) on or before November 1, 1999.

The Company shall: (a) deliver to the Consultant a Letter of Credit drawn on a financial institution and in a form reasonably acceptable to the Consultant securing the payments set forth in this subparagraph within thirty (30) days from the date of this Agreement (the "Letter of Credit") or, in the alternative, (b) deliver to the Consultant the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) in cash within thirty (30) days from the date of this Agreement (the "Satisfaction Payment"). The delivery to the Consultant of the Satisfaction Payment within thirty (30) days from the date of this Agreement shall constitute a complete satisfaction of the Company's obligations under this subparagraph. The Company's failure to timely deliver either the Letter of Credit or the Satisfaction Payment contemplated by this subparagraph shall constitute a material breach of this Agreement. Time is of the essence.

         Notwithstanding anything contained in this subparagraph to the contrary, the Company shall have an extension of time until the earlier of the receipt by the Company of at least One Million and No/100 Dollars
($1,000,000.00) from the proceeds of a private placement of the Company's stock, or December 31, 1995, to deliver





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to the Consultant:  (a) the One Hundred Twenty-five Thousand and No/100 Dollars
($125,000.00) due on or before thirty (30) days from the date hereof; and (b) either the Letter of Credit or the Satisfaction Payment required by this subparagraph.

                 (B) The Company may in the future provide the Consultant with such additional compensation as the Company and the Consultant shall mutually agree for any additional services by the Consultant not provided for in this Agreement, which terms shall be set forth, during the term of this Agreement, in Schedules attached hereto and incorporated herein by reference.

                 (C) If Consultant becomes unable to perform consulting services due to the death or disability of its principal, E. Carl Anderson, Jr., during the term of this Agreement, the Consultant (or its successors and assigns, as the case may be) shall nonetheless be entitled to keep all of the compensation described in paragraph 4(A) hereof.

         5. Duties. From time to time as reasonably requested by the Company during normal business hours, the Consultant shall provide advice and counsel regarding production of television advertising, timing of placement of television advertising, editorial content of television advertising, analysis of the results of television advertising that has been run, selection of health related products to offer for sale, introduction of potential hosts or guests for the health related programming, and such other advising as he may be reasonably considered qualified to render, including advice regarding stock market related activities.





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         6.      Nature of Engagement.  The Consultant is being engaged by the
Company as an independent contractor and shall be responsible for payment of his own taxes. Nothing in this Agreement shall be construed so as to create an employer-employee relationship between the parties.

         7. Agreement Not to Compete. During the term of this Agreement, the Consultant, and its principal, E. Carl Anderson, Jr., agrees not to compete with the Company by ownership of a major interest in any corporation whose primary business is operation of a television broadcasting network or by providing consultation services to such a corporation.

         8. Expenses. Upon receipt of requests from the Consultant for reimbursement, the Company shall reimburse Consultant for all reasonable and necessary expenses the Consultant incurs, prior to and after the date of this Agreement in performing his duties in connection with this Agreement. The Consultant shall be required to receive authorization from the Company prior to incurring any such expenses in excess of $1,000.00.

         9. Contemporaneous Transactions. EVRO and the Consultant's principal, E. Carl Anderson, Jr., have entered into a Stock Purchase Agreement contemporaneously with this Agreement, and each acknowledge and agree that this transaction is intended to stand alone and not be construed in relation to said Stock Purchase Agreement.

         10. Notices. Any notice, report or demand required, permitted or desired under this Agreement shall be sufficient if in





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writing and delivered by certified mail, return receipt requested, Federal
Express (or similar courier), telegram or receipted hand delivery at the following addresses (or such other addresses designated by proper notice):

         To the Company:          EVRO CORPORATION
                                  7501 W. IRLO BRONSON MEMORIAL HIGHWAY
                                  SUITE 105
                                  KISSIMMEE, FLORIDA 34747
                                  ATTENTION: DANIEL M. BOYAR

         To the Consultant:       SOUTHERN RESOURCE MANAGEMENT, INC.
                                  15414 E. Burrell Drive
                                  Lutz, Florida 33549
                                  ATTENTION: E. CARL ANDERSON, JR.

Any notice otherwise delivered shall be deemed given when actually received by recipient.

         11. Limited Joinder of E. Carl Anderson, Jr. The parties acknowledge and agree that E. Carl Anderson, Jr. is executing this Agreement in his individual capacity for the limited purpose of evidencing his agreement to the non-competition restriction set forth in Paragraph 7 and for no other purpose.

         12.     Miscellaneous.

                 (A) Governing Law. This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of Florida.

                 (B) Waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate as a waiver of any other breach of any provision of this Agreement by any party.

                 (C) Entire Agreement. This instrument contains the entire agreement of the parties concerning engagement and may not





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be changed or modified except by written agreement duly executed by the parties hereto.

                 (D) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, personal representatives and assigns.

                 (E) Day(s). Reference in this Agreement to "day" or "days" refers to calendar days, but if a referenced date falls on a Saturday, Sunday or federal holiday, it will be deemed to fall on the next calendar day that is not a Saturday, Sunday or federal holiday.

                 (F) Confidentiality. Except as may otherwise be required by law, the provisions of this Agreement shall remain strictly confidential.
To the extent permitted by law, the Board of Directors of the Company shall ensure that no person other than members of the Board of Directors of the Company and appropriate officers of the Company are made aware of the terms of this Agreement. Tn addition, neither the Company nor the Consultant shall, either directly or indirectly through their respective officers, directors, employees, shareholders, partners, joint ventures, agents, consultants, contractor, affiliates or any other person, disclose, communicate, disseminate or otherwise breach the confidentiality of all or any provision of this Agreement, without the express written consent of both parties to this Agreement.

                 (G) Additional Documents. The Company agrees to execute such other documents and agreements to effectuate the purposes of this Agreement, as the Consultant may request from time to time.





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                 (H)      Assignment.  The obligations of the parties under
this Agreement shall not be assigned without the written consent of the parties. Notwithstanding any provision of this Agreement to the contrary, however, the Consultant shall be entitled to provide that any funds payable or stock issuable to him pursuant to this Agreement shall instead be paid or issued to another person.

                 (I) Counterparts. This Agreement may be executed in counterparts, and all counterparts will be considered as part of one agreement binding on all parties to this Agreement.

                 (J) Facsimile Signatures. The parties may execute this Agreement by facsimile, which signatures shall be deemed an original and binding upon such party.

                 (K) Severability. If any term, condition or provision of this Agreement or the application thereof to any party or circumstances shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term, condition or provision to parties or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, condition and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                 (L) Dispute Procedure. Any dispute, controversy or claim arising out of, or in connection with this Agreement shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association then in effect. The arbitration shall be conducted on an expedited basis in the Orange County,





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Florida area by an independent arbitrator selected by the American Arbitration
Association. The arbitration shall be subject to, and the arbitrator shall have the powers and rights afforded by, the rules of the American Arbitration Association. The decision of such arbitrator, including any award of attorney's fees and costs, may be entered into any court with jurisdiction.

                 (M) Board of Directors. Except as expressly provided otherwise in this Agreement, reference to actions, determinations or similar occurrences by the Company shall mean the action, decision or determination of its Board of Directors.

                 (N) Authority. The Company hereby represents and warrants that the person executing this Agreement on its behalf is duly authorized to do so, that the execution of this Agreement has been duly approved by the Board of Directors of the Company, and that this Agreement is binding upon the Company. The Company hereby agrees to provide such documentation evidencing such authorization and approval as the Consultant may reasonably request, including, without limitation, written consents of the Board of Directors of the Company.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                          EVRO CORPORATION


                                          By:  /s/ Daniel M. Boyar
                                               ---------------------------------

                                               its:  Special Counsel
                                                  ------------------------------




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                                          SOUTHERN RESOURCE MANAGEMENT, INC.

                                    By:   /s/ E. Carl Anderson, Jr.
                                          ------------------------------------

                                          its:  President
                                               -------------------------------


As to Paragraph 7, only:

                                          /s/ E. Carl Anderson, Jr.
                                          ------------------------------------
                                          E. CARL ANDERSON, JR.





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                      STOCK PLEDGE AGREEMENT (CONSULTING)

         THIS AGREEMENT made this 1st day of November, 1995, by and between EVRO CORPORATION ("Pledgor"), and SOUTHERN RESOURCE MANAGEMENT, INC., a Florida corporation ("Pledgee").

                              W I T N E S S E T H:

         WHEREAS, Pledgor has issued 100 shares of Series J Convertible Preferred Stock of Evro Corporation, 60 shares of which are evidenced by Certificate Number 2 (the "EVRO Shares"), representing the equivalent of 3,000,000 common shares upon conversion, and which have been pledged as collateral under this Agreement; and

         WHEREAS, Pledgor has agreed that as security for the payment by Pledgor to Pledgee of a consulting fee in the amount of Five Hundred Thousand and NO/100 Dollars ($500,000.00), as set forth in a certain Consulting Agreement, a copy of which is attached hereto as Exhibit "A" (hereinafter the "Consulting Agreement"), Pledgor has agreed to pledge the EVRO Shares as security for the performance of its obligations under the Consulting Agreement; and

         WHEREAS, the parties desire to set forth the terms of their agreement with respect to the foregoing in writing.

         NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Recitals. The above recitals to this Agreement are hereby incorporated into this Agreement as though fully restated herein.





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         2.      Grant of Security Interest.  Pledgor hereby grants Pledgee a security interest in and to the EVRO Shares as security for the faithful performance by Pledgor of all Pledgor's obligations under the Consulting Agreement. Upon execution of this Agreement, Pledgor shall immediately deliver to Pledgee the certificate representing the EVRO Shares, together with a stock power and signature guaranteed as to the certificate (hereinafter the "Collateral"), which Collateral shall be held by Pledgee in accordance with the following terms and conditions:

                 (a) Pledgor hereby authorizes Pledgee upon the failure by the Pledgor to fulfill any of its obligations hereunder or under the Consulting Agreement, to sell all or a portion of the Collateral, at public or private sale, to satisfy, in full or in part, Pledgor's monetary obligation under the Consulting Agreement after first deducting from the proceeds thereof all costs and expenses incurred in connection with the sale of the Collateral, including, without limitation, reasonable attorneys' fees incurred in connection with the sale. Notwithstanding anything in this Agreement to the contrary, Pledgee shall have all additional rights and remedies available to him pursuant to the Uniform Commercial Code as enacted in the State of Florida;

                 (b) Pledgor or its designees shall be solely entitled to represent the EVRO Shares with complete voting and dividend rights, so long as no default shall occur in the performance and/or payment required under this Agreement or under the Consulting Agreement. In the event of and upon default in the obligations of Pledgor





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under this Agreement or under the Consulting Agreement, and during the continuance of such default or non-performance, Pledgee, or his nominee or agent, shall be entitled to represent and vote the EVRO Shares; and

                 (c) Pledgee shall arrange for the transfer of the EVRO Shares on the books of the issuing corporation to the name of the Pledgee, in pledge.

         3. Pledgor Representations and Warranties. Pledgor hereby represents and warrants to Pledgee that:

                 (a) This Agreement has been duly authorized and approved by all necessary corporate action on the part of Pledgor and, when duly executed, this Agreement will be a valid, legally binding and enforceable obligation of Pledgor in accordance with its terms;

                 (b)      Pledgor has good and marketable title to the EVRO
Shares;

                 (c) Pledgor shall pay all taxes upon the EVRO Shares, and/or any transfer fees or expenses which may result from this Agreement, and/or defend title (or pay all costs and expenses incurred or paid by another to defend title) to the EVRO Shares; and

                 (d) Pledgor shall not dispose of or further encumber the Collateral during the term of this Agreement, without the written consent of the Pledgee.

         4. Continuing Lien. Notwithstanding any other provision contained in this Agreement, Pledgor hereby grants to Pledgee a continuing lien upon and security interest in the EVRO Shares,





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which lien and security interest shall secure the warranties, representations, guarantees, promises, covenants, liabilities, claims, costs, and expenses arising from rights, duties or obligations created by or arising out of the terms and conditions of this Agreement.

         5. Release of Pledge. If Pledgor pays the Five Hundred Thousand and NO/100 Dollars ($500,000.00) due under the Consulting Agreement, in a timely manner, then the entire obligations of Pledgor under this Agreement shall have been deemed fully satisfied, and Pledgee shall release the pledged EVRO Shares back to Pledgor, and the Pledge or lien against the EVRO Shares granted hereby shall terminate.

         6. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their heirs, personal representatives, successors and assigns.

         7. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Florida.

         8. Entire Agreement. This Agreement represents the entire agreement among the parties hereto and specifically supersedes any oral or written agreements heretofore entered into by such parties with respect to the subject matter hereof.

         9. Attorneys' Fees. In the event that either party engages an attorney in connection with any dispute between the parties, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs associated therewith.





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         IN WITNESS WHEREOF, the undersigned parties hereto have executed this
Agreement the day and year first above written.

                                        "PLEDGOR":

                                   EVRO CORPORATION

                             By:   /s/ Daniel M. Boyar
                                   ----------------------------------
                                   Daniel M. Boyar, By the
                                        authority of The Board of
                                        Directors




                                        "PLEDGEE":

                                   SOUTHERN RESOURCE MANAGEMENT, INC.

                             By:   /s/ E. Carl Anderson, Jr.
                                   ----------------------------------

                                   its:  President
                                        -----------------------------




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